Share Exchange Agreement

This Share Exchange Agreement (“Agreement”) is made and entered into so as to be effective May 28, 2014 at 5:00 p.m. Pacific Daylight Time (“Effective Day and Time”), by and between the shareholders (the "Fitweiser Shareholders") who hold 100% of the issued and outstanding shares of capital stock (the “Fitweiser Shares”) of Fitweiser Inc., a Nevada corporation (“Fitweiser”), Royal Bees Company, Inc., a Nevada corporation ("Royal Bees"), and Vladimir Lyashevskiy, the Principal Shareholder of Royal Bees (“Principal Shareholder”).

Whereas, the Fitweiser Shareholders desire to acquire from Royal Bees 75,000,000 newly issued shares of common stock of Royal Bees (the "Royal Bees Shares") on the terms and conditions set forth in this Agreement; and

Whereas, Royal Bees deems it advisable and in its best interest and the best interest of its shareholders to issue the Royal Bees Shares to the Fitweiser Shareholders in exchange for the Fitweiser Shares under the terms of this Agreement.

In consideration of the mutual covenants contained in this Agreement, Fitweiser, the Fitweiser Shareholders, Royal Bees and the Principal Shareholder hereby agree as follows:

ARTICLE 1

SHARE EXCHANGE

1.1 Share Exchange. Upon the terms and subject to the conditions contained in this Agreement, the Fitweiser Shareholders agree to assign and transfer their Fitweiser Shares to Royal Bees in exchange for Royal Bees issuing to the Fitweiser Shareholders the Royal Bees Shares.  The Royal Bees Shares shall be issued in the amounts and to the persons set forth on Exhibit A hereto.

1.2 Closing.  The Closing is defined as  the following items taking place:

1.2.1 Execution of this Agreement;

1.2.2 Royal Bees shall deliver to the Fitweiser Shareholders the Royal Bees Shares free and clear of any liens, encumbrances and other obligations and all other documents set forth on Exhibit B.;

1.2.3 Satisfaction of all conditions to the Closing set forth in Article 5, “Conditions Precedent to Obligations of the Fitweiser Shareholders;

1.2.4  Satisfaction of all conditions to the Closing set forth in Article 6, “Conditions Precedent to the Obligations of Royal Bees; and

1.2.5 Delivery of the certificates regarding representations and warranties by Fitweiser, the Fitweiser Shareholders, Royal Bees and the Principal Shareholder.

1.3           Reorganization.  As a result of the Closing, both the public company, Royal Bees, and the private company, Fitweiser, will survive and be ongoing with Fitweiser being a wholly owned subsidiary of Royal Bees.

1.4           Election of Board.    Simultaneous with the Closing, current officers and directors of Royal Bees will resign their positions and Rudy Campidonica (“Camp”) and Harry Langdon shall be elected to constitute the entire board of directors, all effective upon the completion of the Closing.

1.5           Amendment to the Articles of Incorporation.  Following the Closing, the Articles of Incorporation of Royal Bees shall be amended for the following purposes:  (1) the name of Royal Bees shall be changed to Fitweiser Holdings, Inc.; (2) the term of service for members of the board of directors shall be set at three years; and (3) the capital stock that Royal Bees (now Fitweiser Holdings, Inc.) shall be authorized to issue shall be expanded to 200,000,000 common shares, par value $0.001 per share, but will not be issued without approval of the board of directors serving after the close of the transaction..

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF ROYAL BEES AND THE PRINCIPAL SHAREHOLDER

Royal Bees and the Principal Shareholder represent and warrant to Fitwieser and the Fitweiser Shareholders as follows.

2.1 Validity of Agreement.  The execution, delivery and performance of this Agreement by Royal Bees has been duly authorized by its board of directors and its shareholders.  This Agreement is valid and binding upon Royal Bees and neither the execution nor delivery of this Agreement nor the performance of any of its covenants or obligations hereunder will constitute a material default under any contract, agreement or obligation to which Royal Bees is a party or by which Royal Bees is bound.  This Agreement is enforceable against Royal Bees and its principal shareholder in accordance with its terms.

2.2 Organization and Good Standing.  Royal Bees is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Royal Bees is duly qualified to transact business in the State of Nevada. To the extent Royal Bees has conducted business in States other than Nevada without the requisite authority and there is any claim asserted against Royal Bees as a result thereof, Royal Bees and the Principal Shareholder, agrees such claims will be covered by the Indemnity obligations  of Royal Bees and the Principal Shareholder as set forth below in  this Agreement.

2.3 No Convertible Securities.  There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase or sale of any Royal Bees capital stock issued or outstanding, except the right to convert a promissory note described in Article 2.7.

2.4 Exclusive Dealing.  Royal Bees is not engaged in any discussions or negotiations for the purchase or sale of Royal Bees or any interest in Royal Bees, except those discussions with that are embodied in this Agreement.

2.5 Capitalization.  The authorized capital stock of Royal Bees consists of 100,000,000 shares of common stock, par value $0.001.  Royal Bees has 10,855,000 shares issued and outstanding.  No shares of preferred stock and/or other common stock are designated or issued and outstanding, or otherwise committed. The Royal Bees Shares when issued will be validly issued, fully paid and non-assessable and will not be subject to any restrictions on transfer, except those imposed by the applicable federal and state securities laws.  There are no treasury shares. The Royal Bees Shareholders do not have preemptive rights.

2.6 No Subsidiaries.  Royal Bees has no subsidiaries.  Royal Bees does not own five percent (5%) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

2.7 Liabilities and Obligations. Royal Bees has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for a promissory note with a related party in the amount of $145,000, with maturity date of May 28, 2015, convertible at Holder’s sole election into shares of the company at a price per share equal to the price per share of the company’s first $1,500,000 USD or more “Qualified Round” of funding, or $0.20, whichever is less.

2.8 Financial Statements.  The audited financial statements for Royal Bees for the years ending December 31, 2013 and 2012 (the “Audited Financial Statements”) have been prepared from the books and records of Royal Bees by its independent public accountants, R.R. Hawkins and Associates International, a PC, of Los Angeles, California.  The Financial Statements (i) are true, complete, and correct, and fairly and accurately present the financial condition and assets and liabilities or the results of operations of Royal Bees as of the dates thereof and for the periods indicated in conformity with generally accepted accounting principles consistently applied, and (ii) contain and reflect all necessary adjustments for fair and accurate presentation of the financial condition as of such dates.  There has not been any change between the date of the Financial Statements and the date of this Agreement which has had an adverse effect on the financial position or results of operations of Royal Bees.  Except as and to the extent reflected or reserved against in such Financial Statements, or otherwise expressly disclosed therein, Royal Bees has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in the Financial Statements, in accordance with generally accepted accounting principles consistently applied.

2.9 Taxes.  Royal Bees has filed all federal, state, local or foreign tax returns, tax reports or forms required to be filed since its inception in June 2010 and has paid all necessary taxes obligations for that same time period. Furthermore, Royal Bees will be responsible for and pay any taxes that become due as a result of the business operations of Royal Bees From January 1, 2014 through May 28, 2014 (Effective Closing date).  Prior to closing, Royal Bees shall deliver a copy of all Bank Statements to Fitweiser for 2014 and through the closing date to be used for Corporate Recordkeeping and tax purposes. Royal Bees is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.  Royal Bees has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  Royal Bees is not a party to any Tax allocation or sharing agreement.  Royal Bees (i) has not been a member of an affiliated group filing a consolidated federal income tax return, (ii) is not and has not ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes, and (iii) has no liability for the Taxes of any person (other than Royal Bees) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

2.10 Title to Properties and Assets.  Royal Bees presently does not own or lease any real property from which it conducts its business.

2.11 Accounts Receivable/Payable.  Except as set forth in the Financial Statements, Royal Bees has no accounts receivable, unbilled invoices or accounts payable.  There have been no material adverse changes since December 31, 2013 through May 28, 2014 (Effective Closing date) in any accounts receivable or other debts due to Royal Bees or the allowances with respect thereto or accounts payable of Royal Bees from that reflected in the Financial Statements.

2.12 Material Documents. Royal Bees is not party to any material agreements or documents.

2.13 Intellectual Properties.  Royal Bees has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by Royal Bees in the operation of its business.

2.14 No Default.  Royal Bees is not in default under any provision of any contract, commitment, or agreement to which Royal Bees is a party or by which it is bound.

2.15 Litigation.  There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, threatened, and there are no investigations pending or threatened against Royal Bees that relate to and could have a material adverse effect on the properties, business, assets or financial condition of Royal Bees that could adversely affect the validity or enforceability of this Agreement or the obligation or ability of Royal Bees to perform its obligations under this Agreement or to carry out the transactions contemplated by this Agreement or otherwise affecting Royal Bees.

2.16 Finders.  Royal Bees does not owe any fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of Royal Bees in connection with this Agreement or the transactions contemplated hereby.

2.17 Employees.  Royal Bees has no employees. Royal Bees has no written employment agreements and Royal Bees does not currently use the services of nor has it at any time engaged any independent contractor.

2.18 Absence of Pension Liability.  Royal Bees has no liability of any nature to any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees.  The consummation of the transactions contemplated by this Agreement will not entitle any employee of Royal Bees to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, including the Exhibits, or accelerates the time of payment or increase the amount of compensation due to any such employee.  Royal Bees does not presently have nor has it ever had any employee benefit plans and has no plan or legally binding commitment to create any employee benefit plans.

2.19 Compliance with Laws.  Royal Bees has conducted its business in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, except where noncompliance with any such statutes, orders, rules or regulations would not have an adverse effect on Royal Bees or its results of operations.  Such statutes, orders, rules or regulations include, but are not limited to, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations.  The execution, delivery and performance of this Agreement by Royal Bees and the consummation by Royal Bees of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by Royal Bees to be created thereunder.  There are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 2.21 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.

2.20 Filings.  Royal Bees made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, including reports to be filed with the Securities and Exchange Commission (“SEC”) as a result of Royal Bees filing obligations with the Securities and Exchange Commission, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter. Royal Bees and the principal shareholder warrant and represent that the late filing of Form 8-A due on December 31, 2013, but filed with the SEC on March 28, 2014, will not result in any damage to Royal Bees or the Royal Bees entity after Closing, (referred to hereafter as either” Fitweiser Holdings” or “Post-Closing Royal Bees”, in connection with obtaining and trading symbol from the Financial Industry Regulatory Authority.

2.21 Certain Activities.  Royal Bees has not, directly or indirectly, engaged in or been a party to any of the following activities:

2.21.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

2.21.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

2.21.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

2.21.4 Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on, or improperly omitted from, the corporate books of account;

2.21.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

2.21.6 Paying or reimbursing (including gifts) personnel of Royal Bees for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subsections 2.21.1 through 2.21.5 above;

2.21.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

2.21.8 Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

2.23.9               Any violation of U.S. Anti-Money Laundering Laws.

2.22 Employment Relations.  Royal Bees is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against Royal Bees is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving Royal Bees; no labor representation question exists respecting the employees of Royal Bees; no grievance which might have an adverse effect upon Royal Bees or the conduct of its business exists; and no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by Royal Bees.

2.23 Insurance Coverage.   Royal Bees maintains no insurance policies.

2.24 Articles of Incorporation and Bylaws.  The Articles of Incorporation and By-Laws of Royal Bees, together with all amendments to each of the same as of the date hereof, provided to Fitweiser are true and correct and in full force and effect.  These documents will carry forward and will continue to be in full force and effect following the reorganization.  This Section 2.24 shall not limit the ability of post-Closing management and shareholders to amend these documents in the future as deemed necessary.

2.25 Corporate Minutes.  The minute books and records of Royal Bees that were provided to Fitweiser prior to signing this Agreement, are the correct and only such minute books and records and do and will contain, in all material respects, complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of shareholders, board of directors and committees thereof through the Effective Date and Time.  The stock records of Royal Bees delivered to the Fitweiser are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of Royal Bees.

2.26 Agreements, Judgment and Decrees Affecting Royal Bees.  Royal Bees and the Principal Shareholder jointly and severally represent and warrant that none is subject to any agreement, judgment or decree adversely affecting its or their ability to enter into this Agreement, and to consummate the transactions contemplated herein.

2.27 Governmental Approvals.  No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by Royal Bees other than the filing of a Form 8-K with the Securities and Exchange Commission disclosing this  Agreement and the related transactions.

2.28 Securities Filings; Financial Statements.  Royal Bees has made available to the Fitweiser true and complete copies of all reports, statements and registration statements and amendments thereto filed by Royal Bees with the Securities and Exchange Commission through May 15, 2014 (the "SEC Reports").  As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the SEC Reports (including all schedules thereto and disclosure documents incorporated by reference therein), contains any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each of the SEC Reports as of the time of filing or as of the date of the last amendment thereof, if amended after filing, complied in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), as applicable.  The financial statements of Royal Bees included in the SEC Reports fairly present in conformity in all material respects with GAAP applied on a consistent basis the consolidated financial position of Royal Bees as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

2.29 Tradeability of Royal Bees Shares.  Royal Bees common shares are not listed or traded on any exchange or listing service.

2.30 Transfer  of Business Operations.  Royal Bees will transfer all of its assets and business operations so that the transfer will be effective at precisely the Effective Date and Time.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF

FITWEISER

3.1 Fitweiser represents and warrants to Royal Bees as follows:

3.2 Organization and Good Standing. The Fitweiser Shareholders are citizens and residents of the United States.  Each has the authority and legal capacity to enter into this Agreement and own the Royal Bees Shares.

3.3 Capitalization of Fitweiser.   The authorized capital stock of Fitweiser consists of 75,000,000 shares of common stock, par value $0.001.  Fitweiser has 75,000,000 shares of common stock issued and outstanding.  No shares of preferred stock are designated or issued and outstanding. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of Fitweiser, whether issued, unissued or held in its treasury.  There are no treasury shares.

3.4 Capacity.  Fitweiser has read and understands this Agreement, has consulted legal and accounting representatives to the extent deemed necessary and has the capacity to enter into this Agreement and to carry out the transactions contemplated hereby without the consent of any third party.

3.5 Fitweiser Shares.  The Fitweiser Shares are not encumbered or pledged in any respect and when transferred to Royal Bees, Fitweiser will be a wholly owned subsidiary of Royal Bees.

3.6 Authority. This Agreement is valid and binding upon the Fitweiser Shareholders and is enforceable against the Fitweiser Shareholders in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors’ rights generally.

ARTICLE 4

CONDITIONS PRECEDENT TO THE OBLIGATIONS

OF THE FITWEISER SHAREHOLDERS

The obligations of the Fitweiser Shareholders pursuant to this Agreement are, at the option of the Fitweiser Shareholders, subject to the fulfillment to their satisfaction on or before the Effective Date and Time of each of the following conditions:

4.1 Execution of this Agreement.  Royal Bees and the Principal Shareholder shall have duly executed and delivered this Agreement, and all corporate action required to consummate the transactions contemplated hereby shall have been duly and validly taken.

4.2 Representations and Warranties Accurate.  All representations and warranties of Royal Bees and the Principal Shareholder contained in this Agreement or in any document, statement, list or certificate furnished pursuant to this Agreement shall be true and correct in all respects as of the Effective Date and Time.

4.3 Performance of Royal Bees.  Royal Bees shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them.

4.4 Tender of the Royal Bees Shares and Documents.  Royal Bees shall deliver to Fitweiser and Fitweiser Shareholders the Royal Bees Shares free and clear of any liens, encumbrances and other obligations and all other documents set forth on Exhibit B.

4.5 Outstanding Obligations to Employees.  There shall be no outstanding claims, loans or obligations of Royal Bees owed to any of its employees or officers.

4.6 Employment Agreements.  At the Effective Date and Time, there shall be no employment or consulting agreements between Royal Bees and any employee or third party.  There shall be no employees of Royal Bees as of the Effective Date and Time.

4.7 Legal Prohibition; Regulatory Consents.  At the Effective Date and Time, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement.  Any required governmental or regulatory consents shall have been obtained.

4.8 Securities Filings.  Royal Bees shall have filed all required periodic reports under the Securities Exchange Act of 1934 (the "Exchange Act") and shall have made all other such filings with the Securities and Exchange Commission and state securities regulators as may be required by applicable state and federal law.

ARTICLE 5

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ROYAL BEES AND THE PRINCIPAL SHAREHOLDER

The obligations of Royal Bees and the Principal Shareholder are, at the option of Royal Bees and the Principal Shareholder, subject to the fulfillment to the satisfaction of Royal Bees and the Principal Shareholder on or before the Effective Date and Time of each of the following conditions:

5.1 Execution and Approval of Agreement.  Fitweiser shall have duly executed and delivered this Agreement to Royal Bees and the Principal Shareholder.

5.2 Share Transfer.  Subject to the terms and conditions hereof, the Fitweiser Shareholders shall have tendered the transfer of the Fitweiser Shares in accordance with the terms of this Agreement.

5.3 Representations and Warranties.  The representations and warranties made to Royal Bees and the Principal Shareholder by Fitweiser in this Agreement or contained in any document, statement, list or certificate furnished pursuant hereto shall be true and correct as of the Effective Date and Time.

ARTICLE 6

INDEMNIFICATION

6.1 Survival of Representations, Warranties and Certain Covenants.  The representations and warranties made by the parties in this Agreement and all of the covenants of the parties in this Agreement shall survive the execution and delivery of this Agreement and the Effective Date and Time and shall expire on the second anniversary of the Effective Date and Time.  Any claim for indemnification shall be effective only if notice of such claim is given by the party claiming indemnification or other relief on or before the second anniversary of the Effective Date and Time.

6.2 Indemnification by Fitweiser.  Fitweiser agrees to indemnify and hold Royal Bees and Principal Shareholder harmless, from and after the Effective Date and Time, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys’ fees) incurred by Royal Bees and/or it’s Principal Shareholder that result from any misrepresentation or breach of the warranties by Fitweiser in Article 3, “Representations and Warranties of Fitweiser,” or any breach or nonfulfillment of any agreement or covenant on the part of Fitweiser contained in this Agreement, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys’ fees.

6.3 Indemnification by the Principal Shareholder.  The Principal Shareholder agrees to indemnify and hold Fitweiser and the Fitweiser Shareholders harmless, from and after the Effective Date and Time, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys’ fees) incurred by Fitweiser resulting from any misrepresentation or breach of the warranties made by Royal Bees or the Principal Shareholder or any of them in Article 2, "Representations and Warranties of Royal Bees and Principal Shareholder" or any breach or nonfulfillment of any agreement or covenant on the part of Royal Bees or Principal Shareholder contained in this Agreement or any liabilities, obligations and commitments of, or claims against Fitweiser arising out of the operation of the business prior to the Closing and not disclosed in or reflected in this Agreement or the Financial Statements, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys’ fees.

6.4 No Finders.  Royal Bees and the Principal Shareholder represent and warrant to Fitweiser (including the Fitweiser Shareholders) and Fitweiser represents and warrants to Royal Bees and the Principal Shareholder that there are no obligations to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

6.5 Third Person Claim Procedures.  If any third person asserts a claim against an Indemnified Party in connection with the matter involved in such claim, the Indemnified Party shall promptly (but in no event later than ten (10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party of such claim.  The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required.  If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party.  The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party, and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent.  As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim.  If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim.  The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof.

6.6 Limitation of Remedies.  No party to this Agreement shall be liable to any other party or parties or have any remedies against any other party or parties under this Agreement other than as provided in this Article 6.

6.7 Definition of “Prevailing.”  Notwithstanding any of the other provisions hereof, in the event of litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys’ fees, incurred in such litigation.  For purposes of this Agreement, a party shall be deemed to be the prevailing party only if such party (A)(i) receives an award or judgment in litigation for more than fifty percent (50%) of the disputed amount involved in such matter, or (ii) is ordered to pay the other party less than fifty percent (50%) of the disputed amount involved in such matter or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or (ii) succeeds in defeating the other party’s request for such an equitable remedy.

ARTICLE 7

CERTAIN COSTS AND EXPENSES

7.1 Costs.  The parties to this Agreement shall be solely responsible for paying their own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement, and shall have no obligation for paying such expenses or costs of the other parties.

ARTICLE 8

NOTIFICATION OF CLAIMS

Each party will promptly notify the other of any third party claims against any party relating to the transactions contemplated by this agreement of which it receives knowledge or notice so as to permit such party an opportunity to prepare a timely defense to such claim or to attempt settlement.

ARTICLE 9

MISCELLANEOUS

9.1 Binding Agreement.  The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

9.2 Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors.

9.3 Entire Agreement.  This Agreement and its exhibits and schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof.  The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.  Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

9.4 Modification.  This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

9.5 Notices.  All notices provided for herein shall be validly given if in writing and delivered personally, sent by express delivery service, such as Federal Express or United Parcel Service, or sent by certified mail, postage prepaid, to the addresses set forth below or such other address as the party in question may from time to time designate in writing by giving notice in one of the foregoing forms.

If to Royal Bees or Principal Shareholder:

Vladimir Lyashevskiy
6049 Paseo Acampo, Suite 257
Carlsbad, CA 92009

If to the Fitweiser Shareholders:

Rudy Campidonica, Fitweiser, Inc.
5348 Vegas Drive
Las Vegas, Nevada 89108

or to such other address as any party shall designate to the other in writing.  The parties shall promptly advise each other of changes in addresses for such notices.

9.6 Choice of Law and Jurisdiction.  This Agreement shall be governed by, construed and interpreted in accordance with and enforced under the laws of the State of Nevada without regard to the choice of law principals. is. Further, Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may only  be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 9.5, “Notices,” such service to become effective ten (10) days after such mailing.

9.7 Severability.  If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein.  Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

9.8 Other Documents.  The parties shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

9.9 Headings and the Use of Pronouns.  The section headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement.  All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

9.10 Time is of the Essence.  Time is of the essence of this Agreement.

9.11 No Waiver and Remedies.  No failure or delay on a party’s part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise.  No remedy or election hereunder shall be deemed exclusive but it shall, where ever possible, be cumulative with all other remedies in law or equity.

9.12 Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.13 Further Assurances.  Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party’s obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are necessary to effect this Agreement.

9.14 Rules of Construction.  The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party have been represented by counsel in the drafting and negotiation of this Agreement.

9.15 Third Party Beneficiaries.  Each party hereto intends this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

9.16 Reverse Split.  In the event of a reverse split of its common shares by Royal Bees during the time period beginning on the Effective Date and Time and ending two years thereafter, such split shall not affect the number of common shares held by the shareholders of Royal Bees which shares are held prior to the Effective Date and Time and are continuously held from prior to the Effective Date and Time through the effective date of the reverse split.

9.17 Current Report on Form 8-K.  A Current Report on Form 8-K reflecting consolidated and combined financial statements of Royal Bees and Fitweiser will be prepared by Fitweiser and will be filed with the Securities and Exchange Commission within four business days of the Effective Date and Time.  Preparation of the 8-K will have the good faith assistance of a pre-closing officer and director of Royal Bees to be appointed by Royal Bees. Fitweiser will bear the costs and expenses for all required audited and reviewed financial statements to be included in such current report and for all work to be completed in connection with such current report.

9.18 Post-Closing Assistance and Cooperation. Royal Bees and the Principal Shareholder represent and warrant and agree  that they will assist the Post-Closing Royal Bees in a timely manner at no charge to the Post-Closing Royal Bees, including post-Closing,  with any and all governmental inquiries and/or obligations including but not limited to local, state and federal tax filings for Fiscal Year 2014 and any period prior to the closing date, providing all banking and/or financial information necessary to complete the June 30, 2014 10Q filing, and any inquiries related to Post-Closing Royal Bees securing its trading symbol with the Financial Industry Regulatory Authority.

9.19 Original Documents.  Each Party signing this Agreement shall deliver three original signed and Notarized copies of the Share Exchange Agreement to include all Exhibits listed as part of the Agreement including individual documents that are also required to be Notarized as further defined in the Exhibits section of this Agreement, to the address set forth below to be received no later than 5PM Pacific Daylight Time on May 28, 2014. Each Party shall deliver the Original signed and Notarized documents and Exhibits referred to herein mailed and delivered personally, sent by express delivery service, such as Federal Express or United Parcel Service, or sent by certified mail, postage prepaid, to the address set forth below:
Michael E. Hensley
Jones Skelton & Hochuli
2901 North Central Avenue, Suite 800
Phoenix, AZ. 85012 | Tel: (602) 263-1700
                                                  Re: Royal Bees Company/Fitweiser Holdings, Inc.
                                             And Fitweiser, Inc. Corporate Records

One Copy of each signed Original Agreement (to include the signature pages from both parties) will be mailed via express delivery service as defined hereinabove to each party addressed under section 9.5 “Notices” for their records upon completion and posting of the Super 8-K Filing with the SEC. The other two Originals received from each party shall be retained as part of the permanent Corporate and Transaction Records.
(Signature Pages below)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Fitweiser, Inc. and Fitweiser Shareholders

/s/ Rudy Campidonica
___________________________________
By:  Rudy Campidonica, CEO,
And by delegation of authority from Shareholders

State of California                                }
County of San Diego                          }

On May 24, 2014, before me, Johanna M. Conner, the undersigned notary, personally appeared Rudy Campidonica, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Johanna M. Conner
_________________________________
Notary Public Signature                                                                           Notary Public Seal

Royal Bees Company, Inc.

/s/ Vladimir Lyashevskiy
__________________________________
By:  Vladimir Lyashevskiy, CEO

State of California                                }
County of San Diego                          }

On May 23,2014, before me, the undersigned notary, personally appeared Vladimir Lyashevskiy, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Andrew Duane Hayes
_________________________________
Notary Public Signature                                                                           Notary Public Seal

Principal Shareholder

/s/ Vladimir Lyashevskiy
__________________________________
By:  Vladimir Lyashevskiy, Individual

State of California                                }
County of San Diego                          }

On May 23, 2014, before me, the undersigned notary, personally appeared Vladimir Lyashevskiy, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Andrew Duane Hayes
_________________________________
Notary Public Signature                                                                           Notary Public Seal

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